                                                                    EXHIBIT D-6.
                                   Exhibit A
                                       to
                          Advisory and Service Contract
                                     between
                             Wasatch Funds, Inc. and
                             Wasatch Advisors, Inc.

                                                                           Annual
                      Fund                            Effective Date    Advisory Fee
---------------------------------------------------  -----------------  ------------
Series A - Wasatch Small Cap Growth Fund             January 27, 1998      1.00%

Series B - Wasatch Core Growth Fund                  January 27, 1998      1.00%

Series C - Wasatch Hoisington U.S. Treasury Fund     January 27, 1998      0.50%

Series D - Wasatch Ultra Growth Fund                 January 27, 1998      1.25%

Series E - Wasatch Micro-Cap Fund                    January 27, 1998      2.00%

Series F - Wasatch Global Science & Technology Fund  December 8, 2000      1.50%

Series G - Wasatch Small Cap Value Fund              January 27, 1998      1.50%

Series H - Wasatch International Growth Fund         June 14, 2002         1.50%

Series I - Wasatch Micro Cap Value Fund              June 4, 2003          2.00%

Series J - Wasatch Heritage Growth Fund              February 25, 2004     0.70%

Series K - Wasatch International Opportunities Fund  November 17, 2004     2.00%